UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 26, 2008

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	Commission File Number	25-1435979
(state or other jurisdiction of incorporation or organization)	001-09718	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On December 26, 2008, The PNC Financial Services Group, Inc. entered into an Exchange Agreement with BlackRock, Inc. The transactions contemplated by this agreement will restructure PNC’s ownership of BlackRock equity without altering, to any meaningful extent, PNC’s economic interest in BlackRock. PNC will continue to be subject to the limitations on its voting rights in its existing agreements with BlackRock. These transactions will also allow PNC to reduce its net income volatility associated with the quarterly marking-to-market of obligations related to PNC’s delivery of BlackRock stock under the BlackRock Long-Term Incentive Plan (“LTIP”).

In connection with the completion of the transactions contemplated by this Exchange Agreement, PNC and BlackRock will also enter into a Third Amendment to its Share Surrender Agreement (along with PNC’s wholly owned subsidiary, PNC Bancorp, Inc.) and an Amended and Restated Implementation and Stockholder Agreement. On the same date it entered into the PNC Exchange Agreement, BlackRock entered into an Exchange Agreement with Merrill Lynch & Co., Inc. BlackRock entered into the Merrill Lynch Exchange Agreement in anticipation of the consummation of the merger of Bank of America Corporation and Merrill Lynch, as contemplated by the Merger Agreement dated September 15, 2008 between those parties. The PNC and Merrill Lynch Exchange Agreements will restructure PNC’s and Merrill Lynch’s respective ownership of BlackRock equity and are expected to close upon the receipt of necessary foreign regulatory approvals.

The Exchange Agreements are described in more detail below. In connection with the transactions contemplated by the agreements, the principal effects on PNC’s ownership of BlackRock equity will be as follows:

•

PNC Share of BlackRock Earnings. PNC will continue to account for its holdings of BlackRock equity under the equity method of accounting, with its share of BlackRock’s earnings reduced from 33% to 32%, solely as a result of the exchange of 2,940,866 of its shares of BlackRock Common Stock for the new BlackRock Series C Preferred Stock being used to satisfy the LTIP obligation. The new Series C Preferred Stock will not be taken into consideration in determining PNC’s share of BlackRock earnings under the equity method.

•

PNC Ownership of BlackRock Common Stock. PNC’s percentage ownership of BlackRock Common Stock is expected to increase from 36.5% to 47%. This increase will result from a substantial exchange of Merrill Lynch’s BlackRock Common Stock for BlackRock preferred stock. As a result of the BlackRock preferred stock currently held by Merrill Lynch and the new BlackRock preferred stock being issued to Merrill Lynch and PNC under the Exchange Agreements, PNC’s share of BlackRock Common Stock has been, and will continue to be, higher than its overall share of BlackRock’s equity and earnings. PNC will continue to be subject to the voting agreement set forth in its current Implementation and Stockholder Agreement with BlackRock, which will be unchanged by the amendment and restatement of that agreement. Under this agreement, PNC is generally obligated to vote all of its shares in accordance with the recommendation of BlackRock’s board of directors.

•

PNC Net Income – Reduction in Volatility. Changes in BlackRock’s Common Stock price currently impact PNC’s net income directly, as PNC must mark-to-market its obligation to deliver shares of BlackRock Common Stock to provide a portion of the funding for BlackRock’s LTIP. PNC’s obligation to deliver these shares will be replaced with an obligation to deliver shares of BlackRock’s new Series C preferred stock. PNC will elect to mark-to-market its holdings of the Series C shares as permitted under Statement of Financial Accounting Standards No. 159, which will offset the impact of marking-to-market the liability to deliver these shares to BlackRock.

•

Dividends Unaffected. The transactions contemplated by the Exchange Agreements will not affect PNC’s share of BlackRock’s dividends. The current dividend paid on the BlackRock Common Stock will be equal to the dividends paid on the preferred stock series described below.

Summary of Agreements and Other Documents

Under its Exchange Agreement, PNC will be exchanging 17,872,000 shares of BlackRock Common Stock for a like number of shares of BlackRock’s Series B non-voting convertible participating preferred stock, par value $0.01 per share (the “Series B Preferred Stock”) and up to 2,940,866 shares of BlackRock Common Stock for a like number of shares of BlackRock’s Series C non-voting convertible participating preferred stock, par value $0.01 per share (the “Series C Preferred Stock”). The amount of BlackRock Common Stock being exchanged for Series C Preferred Stock equals PNC’s remaining obligation to deliver BlackRock Common Stock to fund BlackRock’s LTIP under the current terms of the Share Surrender Agreement. The terms of the Series B Preferred Stock and the Series C Preferred Stock are summarized below. The approximately 22,308,500 remaining shares of BlackRock Common Stock held by PNC will not be affected by these exchanges.

Simultaneously with PNC’s exchanges, Merrill Lynch will be exchanging all of its shares of BlackRock’s Series A non-voting convertible participating preferred stock, par value $0.01 per share, and a majority of its BlackRock Common Stock for a like number of shares of Series B Preferred Stock. The Merrill Lynch exchange transactions are described in greater detail in a Form 8-K filed by BlackRock on December 29, 2008.

The changes contained in PNC’s Amended and Restated Implementation and Stockholder Agreement with BlackRock in relation to the prior agreement will, among other things, (i) revise the definitions of “Fair Market Value,” “Ownership Cap,” “Ownership Percentage,” “Ownership Threshold” and “Significant Stockholder”; and (ii) amend or supplement certain other provisions therein to incorporate the Series B Preferred Stock and Series C Preferred Stock, respectively.

The Third Amendment to the Share Surrender Agreement will provide for the substitution of Series C Preferred Stock for the shares of BlackRock Common Stock currently subject to the Share Surrender Agreement.

The terms of Series B Preferred Stock and Series C Preferred Stock, respectively, are summarized as below:

Rank. The Series B Preferred Stock and Series C Preferred Stock will rank pari passu in right of payment with respect to dividends and upon liquidation with the Series A Preferred Stock and any other series of BlackRock’s preferred stock that by its terms ranks pari passu in right of payment as to dividends and/or upon liquidation with the Series B Preferred Stock and Series C Preferred Stock, respectively.

Dividend. The Series B Preferred Stock and Series C Preferred Stock will be entitled to receive any dividend that is paid to holders of BlackRock Common Stock. Any subdivisions, combinations, consolidations or reclassifications to the BlackRock Common Stock must also be made accordingly to Series B Preferred Stock and Series C Preferred Stock, respectively.

Liquidation Preference. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series B Preferred Stock and the Series C Preferred Stock will be entitled to receive $0.01 per share and $40.00 per share, respectively, of the respective preferred stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of BlackRock Common Stock or any other class or series of BlackRock’s capital stock ranking junior as to liquidation rights to Series B Preferred Stock and Series C Preferred Stock, respectively. After such payment to the holders of Series B Preferred Stock and Series C Preferred Stock and the holders of shares of any other series of BlackRock’s preferred stock ranking prior to the BlackRock Common Stock as to distributions upon liquidation, the remaining assets of BlackRock will be distributed pro rata to the holders of (i) Series B Preferred Stock and Series C Preferred Stock, (ii) any other series of BlackRock’s preferred stock ranking prior to the BlackRock Common Stock as to distributions upon liquidation that participate with the holders of BlackRock Common Stock upon liquidation, and (iii) the BlackRock Common Stock and any other shares of BlackRock’s capital stock ranking pari passu with the BlackRock Common Stock as to distributions upon liquidation.

Voting Rights. The Series B Preferred Stock and Series C Preferred Stock have no voting rights except as required by applicable law.

Conversion. Upon any transfer of Series B Preferred Stock to any person other than an affiliate of the initial holder, each share of Series B Preferred Stock will be converted into one share of BlackRock Common Stock. Each share of Series C Preferred Stock will be convertible into one share of BlackRock Common Stock only upon satisfaction of the terms under the Share Surrender Agreement that are triggered upon a sale of BlackRock. No optional conversion is permitted with respect to either series.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Exchange Agreement by and between The PNC Financial Services Group, Inc. and BlackRock, Inc. dated as of December 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: December 30, 2008	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
10.1	Exchange Agreement by and between The PNC Financial Services Group, Inc. and BlackRock, Inc. dated as of December 26, 2008	Incorporated by reference to Exhibit 10.2 of BlackRock, Inc.’s Current Report on Form 8-K (Commission File No. 001-33099) filed December 29, 2008